Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Third Quarter • September 30, 2014

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp.
Third Quarter 2014

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the fourth quarter of 2014, full year 2014 and full year 2015.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures, including FFO and AFFO, are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and to a lesser extent, (2) distributed antenna systems, a type of small cell network ("small cells"), and (3) interests in land under third party towers in various forms ("third party land interests") (collectively, "wireless infrastructure"). Crown Castle offers significant wireless communications coverage in each of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 40,000 and 1,800 towers in the US and Australia, respectively.
Our core business is providing access, including space or capacity, to our towers, and to a lesser extent, to our small cells and third party land interests via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "contracts"). Our wireless infrastructure can accommodate multiple customers ("co-location") for antennas or other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.
Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes as it relates to our towers and third party land interests, excluding our operations in Australia. In August 2014, we received a favorable private letter ruling from the IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. We are evaluating the impact of this private letter ruling and, subject to board approval, we expect to take appropriate action to include at least some part of our small cells as part of the REIT during 2015.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) returning a meaningful portion of our capital to our common stockholders in the form of dividends, (2) growing organic cash flows generated from our leading portfolio of wireless infrastructure and (3) allocating capital available after payment of dividends efficiently to enhance organic cash flows. We measure "long-term stockholder value" as the combined payment of dividends to common stockholders and growth in our per share results. The key elements of our strategy are to:

•
Return capital to stockholders in the form of dividends. As a REIT, we are required to distribute at least 90% of our REIT taxable income, after the utilization of our net operating loss carryforwards. We have determined that distributing a meaningful portion of our cash from operations even in advance of exhausting our net operating loss carryforwards, appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver organic growth. We believe this decision reflects the high-quality, long-term contractual cash flow nature of our business translated into stable capital returns to stockholders.

•
Grow organic cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by co-locating additional tenants on our wireless infrastructure through long-term contracts as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions or modifications of existing tenant installations (collectively, "new tenant additions") through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in site rental cash flows from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on their location and the anticipated growth in the wireless communications industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

•
Allocate capital efficiently to enhance organic cash flows. We seek to allocate our capital available after payment of dividends, including the net cash provided by our operating activities as well as external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical capital allocation mix have included the following (in no particular order):

▪	purchase shares of our common stock from time to time;

▪	acquire or construct wireless infrastructure;

▪	acquire land interests under our towers;

▪	make improvements and structural enhancements to our existing wireless infrastructure; or

▪	purchase, repay or redeem our debt.

Our strategy to create long-term stockholder value is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communications industry, which is predominately driven by the demand for wireless data services by consumers. We believe that such demand for our wireless infrastructure will continue, will result in organic growth of our cash flows due to new tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure. To the extent we raise external financing, through debt, equity or equity-related issuances, to fund investment opportunities, our financing strategy emphasizes matching our long-term investments with cost-effective, long-term capital.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

HISTORICAL DIVIDEND AND AFFO PER SHARE (1)

GLOBAL FOOTPRINT

U.S. FOOTPRINT	AUSTRALIAN FOOTPRINT

UNITED STATES
TEXAS
NEBRASKA
MONTANA
MINNESOTA
ONTARIO
Calgary
Winnipeg
New York
El Paso
Hermosillo
Chihuahua
Torreón
Monterrey
Brownsville
Culiacán
TROPIC OF CANCER
Gulf of Mexico
Mexico Basin
Miami
Nassau
BAHAMAS
CUBA

Timor Sea
NORTHERN TERRITORY
GREAT SANDY DESERT
MCDOWELL RANGE
HAMMERSLEY RANGE
QUEENSLAND
GREAT DIVIDING RANGE
GIBSON DESERT
AUSTRALIA
GREAT ARTESIAN BASIN
WESTERN AUSTRALIA
SIMPSON DESERT
GREAT VICTORIA DESERT
SOUTH AUSTRALIA
NULLARBOR PLAIN
DARLING RANGE
EYRE LAKE BASIN
NEW SOUTH WALES
Great Australian Bight
TASMANIA

(1)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(2)	Last quarter annualized ("LQA") calculated as the most recently completed quarterly period times four.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BB
Moody’s - Long Term Corporate Family Rating	Ba2
Standard & Poor’s - Long Term Local Issuer Credit Rating	BB+

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
W. Benjamin Moreland	51	14	President and Chief Executive Officer
Jay A. Brown	41	15	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	53	8	Senior Vice President and Chief Operating Officer
E. Blake Hawk	64	15	Executive Vice President and General Counsel
Patrick Slowey	57	14	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	41	17	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	68	17
P. Robert Bartolo	Director	Audit	42	<1
Cindy Christy	Director	NCG(1), Strategy	48	7
Ari Q. Fitzgerald	Director	Compensation, Strategy	51	12
Robert E. Garrison II	Director	Audit, Compensation	72	9
Dale N. Hatfield	Director	NCG(1), Strategy	76	13
Lee W. Hogan	Director	Audit, Compensation, Strategy	70	13
Edward C. Hutcheson	Director	Strategy	69	18
John P. Kelly	Director	Strategy	56	14
Robert F. McKenzie	Director	Audit, Strategy	70	19
W. Benjamin Moreland	Director		51	8

(1)	Nominating & Corporate Governance Committee

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	Canaccord Genuity Greg Miller (212) 389-8128
Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355	Credit Suisse Joseph Mastrogiovanni (212) 325-3757
Evercore Partners Jonathan Schildkraut (212) 497-0864	Goldman Sachs Brett Feldman (212) 902-8156	Jefferies Mike McCormack (212) 284-2516
JPMorgan Philip Cusick (212) 622-1444	Macquarie Kevin Smithen (212) 231-0695	Morgan Stanley Simon Flannery (212) 761-6432
New Street Research Jonathan Chaplin (212) 921-9876	Nomura Adam Ilkowitz (212) 298-4121	Oppenheimer & Co. Timothy Horan (212) 667-8137
Pacific Crest Securities Michael Bowen (503) 727-0721	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Christopher Wimmer (212) 553-2947	Standard & Poor’s Catherine Cosentino (212) 438-7828

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
High price(1)	$81.00	$77.95	$76.54	$77.22	$78.00
Low price(1)	$72.53	$71.29	$68.44	$69.87	$66.73
Period end closing price(2)	$80.53	$73.93	$73.10	$72.42	$72.02
Dividends paid per common share	$0.35	$0.35	$0.35	$—	$—
Volume weighted average price for the period(1)	$77.09	$74.23	$72.26	$73.25	$70.67
Common shares outstanding - diluted, at period end	333	333	333	334	293
Market value of outstanding common shares, at period end(3)	$26,886	$24,685	$24,400	$24,193	$21,078

(1)	Based on the sales price, adjusted for dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) basic shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for dividends, as reported by Bloomberg.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY PORTFOLIO HIGHLIGHTS
(as of September 30, 2014)	U.S.	Australia
Number of towers(1)	39,644	1,769
Average number of tenants per tower	2.3	2.3
Remaining contracted customer receivables ($ in billions)(2)	$21	$1
Weighted average remaining customer contract term (years)(3)	7	10
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%	Not Applicable
Percent of ground leased / owned (by site rental gross margin)	66% / 34%	87% / 13%
Weighted average maturity of ground leases (years)(4)	31	18

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	2014	2013	2014	2013
Operating Data:
Net revenues
Site rental	$751,893	$620,766	$2,245,395	$1,853,030
Network services and other	178,132	128,211	476,925	370,935
Net revenues	$930,025	$748,977	$2,722,320	$2,223,965

Gross margin
Site rental	$510,783	$438,800	$1,539,218	$1,314,443
Network services and other	75,109	46,213	197,581	141,361
Total gross margin	$585,892	$485,013	$1,736,799	$1,455,804

Net income (loss) attributable to CCIC common stockholders	$95,940	$45,836	$209,452	$113,657
Net income (loss) attributable to CCIC common stockholders per share - diluted	$0.29	$0.16	$0.63	$0.39

Non-GAAP Data(5):
Adjusted EBITDA	$532,955	$440,557	$1,590,568	$1,325,745
FFO(6)	351,211	242,436	964,496	686,862
AFFO	350,418	271,319	1,049,687	806,768
AFFO per share	$1.05	$0.93	$3.15	$2.76

Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$428,554	$278,839	$1,192,230	$838,866
Net cash provided by (used for) investing activities(7)	(292,879)	(157,556)	(690,683)	(433,012)
Net cash provided by (used for) financing activities	123,277	28,901	(479,033)	(624,998)

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' opinion.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by site rental gross margin.

(5)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Terms" in the Appendix for a discussion of the definition of FFO and AFFO.

(6)	Calculated to present the periods shown in a manner which is consistent with our commencement of operations as a REIT on January 1, 2014.

(7)
Includes net cash used for acquisitions of approximately $89 million and $28 million for the three months ended September 30, 2014 and 2013, respectively, and $180 million and $55 million for the nine months ended September 30, 2014 and 2013, respectively.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended September 30,
(dollars in thousands, except per share amounts)	2014	2013
Other Data:
Net debt to last quarter annualized adjusted EBITDA	5.3x	6.0x
Dividend per common share	$0.35	$—
AFFO payout ratio(2)	33%	—

(dollars in thousands)	September 30, 2014	December 31, 2013
Balance Sheet Data (at period end):
Cash and cash equivalents	$238,550	$223,394
Property and equipment, net	8,870,817	8,947,677
Total assets	20,784,860	20,594,908
Total debt and other long-term obligations	11,573,678	11,594,500
Total CCIC stockholders' equity	6,844,974	6,926,717

OUTLOOK FOR FOURTH QUARTER 2014, FULL YEAR 2014 AND FULL YEAR 2015
(dollars in millions, except per share amounts)	Fourth Quarter 2014	Full Year 2014	Full Year 2015
Site rental revenues	$755 to $760	$3,001 to $3,006	$3,047 to $3,067
Site rental cost of operations	$234 to $239	$940 to $945	$964 to $979
Site rental gross margin	$519 to $524	$2,058 to $2,063	$2,073 to $2,093
Adjusted EBITDA(2)	$538 to $543	$2,128 to $2,133	$2,126 to $2,146
Interest expense and amortization of deferred financing costs(1)	$138 to $143	$571 to $576	$521 to $536
FFO(2)	$353 to $358	$1,317 to $1,322	$1,429 to $1,449
AFFO(2)	$346 to $351	$1,396 to $1,401	$1,437 to $1,457
AFFO per share(2)(3)	$1.04 to $1.05	$4.19 to $4.20	$4.31 to $4.37
Net income (loss)	$97 to $130	$342 to $375	$428 to $512
Net income (loss) per share - diluted(3)	$0.29 to $0.39	$1.03 to $1.13	$1.28 to $1.54
Net income (loss) attributable to CCIC common stockholders	$84 to $121	$300 to $337	$382 to $474
Net income (loss) attributable to CCIC common stockholders per share - diluted(3)	$0.25 to $0.36	$0.90 to $1.01	$1.15 to $1.42

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(2)	See reconciliations and definitions provided herein.

(3)	Based on 333.2 million diluted shares outstanding as of September 30, 2014.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

OUTLOOK FOR FULL YEARS 2014 AND 2015 SITE RENTAL REVENUE GROWTH
(dollars in millions)	Full Year 2013	Midpoint of Full Year 2014 Outlook	Midpoint of Full Year 2015 Outlook
Reported GAAP site rental revenues	$2,504	$3,004	$3,057
Site rental straight-line revenues	(219)	(196)	(137)
Other - Non-recurring	–	(5)	–
Site Rental Revenues, as Adjusted(1)	$2,285	$2,803	$2,921
Cash adjustments:
FX and other		10	8
New tower acquisitions and builds		(379)	(5)
Organic Site Rental Revenues(2)(3)		2,434	2,924
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues		19.9%	1.8%
Site Rental Revenues, as Adjusted		22.6%	4.2%
Organic Site Rental Revenues(4)		6.5%	4.3%

OUTLOOK FOR ORGANIC SITE RENTAL REVENUE GROWTH
	Midpoint of Full Year 2014 Outlook	Midpoint of Full Year 2015 Outlook
New leasing activity	5.5%	5.1%
Escalators	3.6%	3.3%
Organic Site Rental Revenue Growth, before non-renewals	9.1%	8.5%
Non-renewals	(2.6)%	(4.2)%
Organic Site Rental Revenue Growth(4)	6.5%	4.3%

OUTLOOK FOR FULL YEARS 2014 AND 2015 SITE RENTAL GROSS MARGIN GROWTH
(dollars in millions)	Full Year 2013	Midpoint of Full Year 2014 Outlook	Midpoint of Full Year 2015 Outlook
Reported GAAP site rental gross margin	$1,779	$2,061	$2,083
Straight line revenues and expenses, net	(138)	(91)	(42)
Other - Non-recurring	–	(5)	–
Site Rental Gross Margin, as Adjusted(1)	$1,640	$1,964	$2,041
Cash adjustments:
FX and other		7	6
New tower acquisitions and builds		(220)	(3)
Organic Site Rental Gross Margin(2)(3)		$1,751	$2,044
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin		15.9%	1.1%
Site Rental Gross Margin, as Adjusted		19.7%	3.9%
Organic Site Rental Gross Margin(5)		6.8%	4.1%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin		56.5%	42.1%
Site Rental Gross Margin, as Adjusted		62.5%	65.5%
Organic Site Rental Gross Margin(6)		74.7%	66.2%

(1)	Includes amortization of prepaid rent.

(2)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(3)	See definitions provided herein.

(4)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

(5)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(6)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$238,550	$223,394
Restricted cash	137,824	183,526
Receivables, net	311,798	249,925
Prepaid expenses	154,240	132,003
Deferred income tax assets	40,201	26,714
Other current assets	96,182	77,121
Total current assets	978,795	892,683
Deferred site rental receivables	1,220,050	1,078,995
Property and equipment, net	8,870,817	8,947,677
Goodwill	5,091,800	4,916,426
Other intangible assets, net	3,795,426	4,057,865
Deferred income tax assets	10,855	19,008
Long-term prepaid rent, deferred financing costs and other assets, net	817,117	682,254
Total assets	$20,784,860	$20,594,908

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$175,110	$145,390
Accrued interest	68,044	65,582
Deferred revenues	327,265	260,114
Other accrued liabilities	168,475	181,715
Current maturities of debt and other obligations	106,673	103,586
Total current liabilities	845,567	756,387
Debt and other long-term obligations	11,467,005	11,490,914
Deferred income tax liabilities	57,118	56,513
Deferred credits and other liabilities	1,552,425	1,349,919
Total liabilities	13,922,115	13,653,733
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: September 30, 2014—333,859,447 and December 31, 2013—334,070,016	3,339	3,341
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: September 30, 2014 and December 31, 2013—9,775,000; aggregate liquidation value: September 30, 2014 and December 31, 2013—$977,500	98	98
Additional paid-in capital	9,500,490	9,482,769
Accumulated other comprehensive income (loss)	19,006	(23,612)
Dividends/distributions in excess of earnings	(2,677,959)	(2,535,879)
Total CCIC stockholders' equity	6,844,974	6,926,717
Noncontrolling interest	17,771	14,458
Total equity	6,862,745	6,941,175
Total liabilities and equity	$20,784,860	$20,594,908

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except share and per share amounts)	2014	2013	2014	2013
Net revenues:
Site rental	$751,893	$620,766	$2,245,395	$1,853,030
Network services and other	178,132	128,211	476,925	370,935
Net revenues	930,025	748,977	2,722,320	2,223,965
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	241,110	181,966	706,177	538,587
Network services and other	103,023	81,998	279,344	229,574
General and administrative	71,395	58,504	205,397	171,539
Asset write-down charges	5,275	3,893	11,144	10,705
Acquisition and integration costs	4,068	4,369	28,924	13,186
Depreciation, amortization and accretion	254,862	195,408	759,288	572,518
Total operating expenses	679,733	526,138	1,990,274	1,536,109
Operating income (loss)	250,292	222,839	732,046	687,856
Interest expense and amortization of deferred financing costs	(141,287)	(142,016)	(432,221)	(446,641)
Gains (losses) on retirement of long-term obligations	—	(1)	(44,629)	(36,487)
Interest income	192	236	554	861
Other income (expense)	(678)	(631)	(9,477)	(753)
Income (loss) before income taxes	108,519	80,427	246,273	204,836
Benefit (provision) for income taxes	(482)	(33,959)	(86)	(88,254)
Net income (loss)	108,037	46,468	246,187	116,582
Less: net income (loss) attributable to the noncontrolling interest	1,100	632	3,744	2,925
Net income (loss) attributable to CCIC stockholders	106,937	45,836	242,443	113,657
Dividends on preferred stock	(10,997)	—	(32,991)	—
Net income (loss) attributable to CCIC common stockholders	$95,940	$45,836	$209,452	$113,657

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.29	$0.16	$0.63	$0.39
Diluted	$0.29	$0.16	$0.63	$0.39

Weighted-average common shares outstanding (in thousands):
Basic	332,413	290,372	332,264	290,900
Diluted	333,241	291,378	333,020	292,043

(1)	Exclusive of depreciation, amortization and accretion shown separately

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2014
(dollars in thousands)	CCUSA	CCAL	Consolidated Total
Net Revenues
Site rental	$717,623	$34,270	$751,893
Services	175,260	2,872	178,132
Total net revenues	892,883	37,142	930,025

Operating expenses(1)
Site rental	230,599	10,511	241,110
Services	101,814	1,209	103,023
Total operating expenses	332,413	11,720	344,133

General and administrative	65,212	6,183	71,395

Adjusted EBITDA	$513,604	$19,351	$532,955

FFO AND AFFO RECONCILIATIONS
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except share and per share amounts)	2014	2013	2014	2013
Net income	$108,037	$46,468	$246,187	$116,582
Real estate related depreciation, amortization and accretion	249,994	192,707	743,898	562,501
Asset write-down charges	5,275	3,893	11,144	10,705
Adjustment for noncontrolling interest(2)	(1,100)	(632)	(3,744)	(2,925)
Dividends on preferred stock	(10,997)	—	(32,991)	—
FFO(3)	$351,211	$242,436	$964,496	$686,862
Weighted average common shares outstanding — diluted	333,241	291,378	333,020	292,043
FFO per share(3)	$1.05	$0.83	$2.90	$2.35

FFO (from above)	$351,211	$242,436	$964,496	$686,862
Adjustments to increase (decrease) FFO:
Straight-line revenue	(46,752)	(53,294)	(149,692)	(169,612)
Straight-line expense	24,954	20,604	78,750	61,883
Stock-based compensation expense	13,470	10,178	44,620	29,885
Non-cash portion of tax provision(4)	(2,628)	32,510	(7,513)	83,318
Non-real estate related depreciation, amortization and accretion	4,868	2,701	15,389	10,017
Amortization of non-cash interest expense	19,837	20,771	61,322	78,242
Other (income) expense	678	631	9,477	753
Gains (losses) on retirement of long-term obligations	—	1	44,629	36,487
Acquisition and integration costs	4,068	4,369	28,924	13,186
Adjustment for noncontrolling interest(2)	1,100	632	3,744	2,925
Capital improvement capital expenditures	(7,911)	(3,741)	(16,240)	(9,454)
Corporate capital expenditures	(12,474)	(6,478)	(28,216)	(17,724)
AFFO(3)	$350,418	$271,319	$1,049,687	$806,768
Weighted average common shares outstanding — diluted	333,241	291,378	333,020	292,043
AFFO per share(3)	$1.05	$0.93	$3.15	$2.76

(1)    Exclusive of depreciation, amortization and accretion.

(2)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations"in the Appendix for a discussion of the definitions of FFO and AFFO.

(4)
Adjusts the income tax provision for 2013 to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Nine Months Ended September 30,
(dollars in thousands)	2014	2013
Cash flows from operating activities:
Net income (loss)	$246,187	$116,582
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	759,288	572,518
Gains (losses) on retirement of long-term obligations	44,629	36,487
Amortization of deferred financing costs and other non-cash interest	61,322	78,241
Stock-based compensation expense	39,497	29,334
Asset write-down charges	11,144	10,705
Deferred income tax benefit (provision)	(7,512)	80,999
Other adjustments, net	(2,088)	2,167
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	282,619	147,721
Decrease (increase) in assets	(242,856)	(235,888)
Net cash provided by (used for) operating activities	1,192,230	838,866
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(179,918)	(55,131)
Capital expenditures	(513,552)	(385,482)
Other investing activities, net	2,787	7,601
Net cash provided by (used for) investing activities	(690,683)	(433,012)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	845,750	830,941
Principal payments on debt and other long-term obligations	(86,197)	(77,986)
Purchases and redemptions of long-term debt	(836,899)	(675,481)
Purchases of capital stock	(21,778)	(99,217)
Borrowings under revolving credit facility	567,000	94,000
Payments under revolving credit facility	(587,000)	(1,092,000)
Payments for financing costs	(15,899)	(20,753)
Net decrease (increase) in restricted cash	39,882	415,498
Dividends/distributions paid on common stock	(350,535)	—
Dividends paid on preferred stock	(33,357)	—
Net cash provided by (used for) financing activities	(479,033)	(624,998)
Effect of exchange rate changes on cash	(7,358)	(3,571)
Net increase (decrease) in cash and cash equivalents	15,156	(222,715)
Cash and cash equivalents at beginning of period	223,394	441,364
Cash and cash equivalents at end of period	$238,550	$218,649
Supplemental disclosure of cash flow information:
Interest paid	368,437	356,421
Income taxes paid	15,353	12,769

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL REVENUE GROWTH
	Three Months Ended September 30,
(dollars in millions)	2014	2013
Beginning towers as of September 30, 2013	31,619
Net tower additions/(dispositions)	9,795
Ending towers as of September 30, 2014	41,414

Reported GAAP site rental revenues	$752	$621
Site rental straight-line revenues	(47)	(53)
Site Rental Revenues, as Adjusted(1)	$705	$567
Cash adjustments:
FX and other	0
New tower acquisitions and builds	(98)
Organic Site Rental Revenues(2)(3)	$607
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	21.1%
Site Rental Revenues, as Adjusted	24.3%
Organic Site Rental Revenues(4)	7.0%

ORGANIC SITE RENTAL REVENUE GROWTH
Three Months Ended September 30,
2014
New leasing activity	6.3%
Escalators	3.7%
Organic Site Rental Revenue growth, before non-renewals	10.0%
Non-renewals	(3.0)%
Organic Site Rental Revenue Growth(4)	7.0%

(1)	Includes amortization of prepaid rent; see the table “Summary of Prepaid Rent Activity” on page 16 for further details.

(2)	Includes Site Rental Revenues, as Adjusted from the construction of new small cell nodes.

(3)	See definitions provided herein.

(4)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL GROSS MARGIN GROWTH
	Three Months Ended September 30,
(dollars in millions)	2014	2013
Reported GAAP site rental gross margin	$511	$439
Straight line revenues and expenses, net	(22)	(33)
Site rental gross margin, as adjusted	$489	$406
Cash adjustments:
FX and other	(0)
New tower acquisitions and builds	(56)
Organic Site Rental Gross Margin(1)(2)	$432
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	16.4%
Site Rental Gross Margin, as Adjusted	20.4%
Organic Site Rental Gross Margin(3)	6.5%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	54.9%
Site Rental Gross Margin, as Adjusted	60.2%
Organic Site Rental Gross Margin(4)	66.7%

(1)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(2)	See definitions provided herein.

(3)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(4)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINE REVENUES AND EXPENSES(1)
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2014	2013	2014	2013
Total site rental straight-line revenue	$46,752	$53,294	$149,692	$169,612
Total site rental straight-line expenses	24,954	20,604	78,750	61,883

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2014	2013	2014	2013
Prepaid rent received	$81,240	$63,940	$233,070	$153,630
Amortization of prepaid rent	(27,541)	(17,105)	(69,055)	(47,057)

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended September 30,
(dollars in thousands)	2014	2013
Discretionary:
Purchases of land interests	$16,460	$17,632
Wireless infrastructure construction and improvements	166,967	102,811
Sustaining	20,385	10,219
Total	$203,812	$130,662

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM EXISTING CUSTOMER CONTRACTS(1)
	Remaining three months	Years Ended December 31,
(dollars in millions)	2014	2015	2016	2017	2018
Site rental revenue (GAAP)	$750	$2,967	$2,976	$3,000	$3,024
Site rental straight-line revenue	(45)	(128)	(51)	16	69
Site Rental Revenues, as Adjusted	$705	$2,839	$2,925	$3,016	$3,093

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Remaining three months	Years Ended December 31,
(as of September 30, 2014; dollars in millions)	2014	2015	2016	2017	2018
Ground lease expense (GAAP)	$169	$677	$683	$690	$697
Site rental straight-line expense	(24)	(90)	(77)	(65)	(55)
Ground Lease Expense, as Adjusted	$144	$588	$606	$625	$642

ANNUALIZED CASH SITE RENTAL REVENUE AT TIME OF RENEWAL(3)
	Remaining three months	Years Ended December 31,
(as of September 30, 2014; dollars in millions)	2014	2015	2016	2017	2018
AT&T	$3	$27	$46	$21	$40
Sprint(4)	5	27	43	40	39
T-Mobile	2	13	33	25	33
Verizon	2	11	12	16	18
Optus	—	2	—	—	—
VHA	—	1	7	10	2
Telstra	—	2	4	2	1
All Others Combined	10	46	38	29	31
Total	$23	$129	$184	$143	$164

(1)
Based on existing contracts as of September 30, 2014. All contracts, except for Sprint contracts associated with the iDen network and contracts where non-renewal notices have been received, are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.93 US dollar to 1.0 Australian dollar.

(2)
Based on existing ground leases as of September 30, 2014. CPI-linked leases are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.93 US dollar to 1.0 Australian dollar.

(3)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Existing Customer Contracts."

(4)	Excludes Sprint leases associated with the iDen network, which are assumed to not renew as reflected in the table "Projected Revenue from Existing Customer Contracts."

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ESTIMATED REDUCTION TO SITE RENTAL REVENUES FROM NON-RENEWALS FROM LEAP, METROPCS AND CLEARWIRE NETWORK DECOMMISSIONING(1)(2) (dollars in millions)
2015	2016	2017	2018	Thereafter	Total
$35-$45	$60-$70	$25-$35	$20-$30	$35-$45	$175-$225

TOTAL SITE RENTAL REVENUES FROM LEAP, METROPCS AND CLEARWIRE BY LEASE MATURITY(1)
(dollars in millions)	2015	2016	2017	2018	Thereafter	Total
Towers Leasing	$70	$70	$45	$30	$45	$260
Small Cells Leasing	$—	$5	$5	$5	$80	$95
Total	$70	$75	$50	$35	$125	$355

HISTORICAL ANNUAL NON-RENEWALS AS PERCENTAGE OF SITE RENTAL REVENUES, AS ADJUSTED
Years Ended December 31,
2013	2012	2011	2010	2009
1.7%	2.2%	1.9%	2.0%	2.6%

CUSTOMER OVERVIEW
(as of September 30, 2014)	Percentage of Q3 2014 LQA Site Rental Revenues	Weighted Average Current Term Remaining(3)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	29%	8	A- / A3
T-Mobile	23%	7	BB
Sprint	21%	6	BB- / Ba3
Verizon	15%	9	BBB+ / Baa1
Optus Communications	1%	15	A+ / Aa3
VHA	1%	5	A- / A3(4)
Telstra	1%	12	A / A2
All Others Combined	8%	4	N/A
Total / Weighted Average	100%	7

(1)	Figures are approximate and based on run-rate site rental revenues as of September 30, 2014.

(2)	Depending on the eventual network deployment and decommissioning plans of AT&T, T-Mobile and Sprint, the impact and timing of such renewals may vary from Crown Castle's expectations.

(3)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

(4)
Vodafone Hutchison Australia ("VHA") is a joint venture between Vodafone Group Plc and Hutchison Telecommunications Australia, a subsidiary of Hutchison Whompoa; Vodafone Group Plc and Hutchison Whompoa each are rated A- and A3 by S&P and Moody's, respectively, as of September 30, 2014.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of September 30, 2014; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA site rental gross margin divided by invested capital.

(2)	Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of September 30, 2014; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of September 30, 2014)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
U.S. PORTFOLIO	AUSTRALIA PORTFOLIO

Average: 2.3	Average: 2.3

GEOGRAPHIC TOWER DISTRIBUTION (as of September 30, 2014)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST OVERVIEW
(as of September 30, 2014; dollars in millions)	LQA Site Rental Revenue	Percentage of U.S. LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of U.S. LQA Site Rental Gross Margin	Number of U.S. Towers(1)	Percentage of U.S. Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$342	13%	$192	11%	5,816	15%
10 to 20 years	545	21%	296	16%	10,322	26%
Greater 20 years	1,054	40%	685	38%	15,609	39%
Total leased	$1,941	74%	$1,173	65%	31,747	80%	31

Owned	683	26%	629	35%	7,897	20%
Total / Average	$2,624	100%	$1,802	100%	39,644	100%

AUSTRALIA GROUND INTEREST OVERVIEW
(as of September 30, 2014; dollars in millions)	LQA Site Rental Revenue	Percentage of Australia LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of Australia LQA Site Rental Gross Margin	Number of Australia Towers(1)	Percentage of Australia Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$42	32%	$28	28%	561	32%
10 to 20 years	42	32%	32	32%	547	31%
Greater 20 years	35	27%	27	27%	520	29%
Total leased	$119	90%	$87	87%	1,628	92%	18

Owned	13	10%	13	13%	141	8%
Total / Average	$132	100%	$100	100%	1,769	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	453	1,152
Average number of years extended	32	28
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.1%	0.4%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	143	394
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$29	$91
Percentage of consolidated site rental gross margin from towers residing on land purchased	<1%	1%

AUSTRALIA GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	51	81
Average number of years extended	13	14
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	Not Meaningful	Not Meaningful

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	2	8
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$1	$5
Percentage of consolidated site rental gross margin from towers residing on land purchased	Not Meaningful	Not Meaningful

SMALL CELL NETWORK OVERVIEW
Number of Nodes(3) (in thousands)	Miles of Fiber (in thousands)	Percentage of LQA Site Rental Revenues	Weighted Average Current Term Remaining for Customer Contracts(2)
14	6	7%	8

(1)	Includes the impact from the amortization of lump sum payments.

(2)	Excludes renewal terms at customers’ option; weighted by site rental revenue.

(3)	Includes nodes currently in-process.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as Reported 9/30/14	Fixed vs. Floating	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash	$239

Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(3)	1,600	Fixed	Secured	5.98%		Various(8)
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(3)	1,550	Fixed	Secured	4.48%		Various(8)
2012 Secured Notes(4)	1,500	Fixed	Secured	3.36%		2017/2023
Senior Secured Notes, Series 2009-1(5)	166	Fixed	Secured	7.41%		Various(8)
WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1(6)	264	Fixed	Secured	5.67%		2040
Subtotal	$5,079			4.78%	2.4x
Revolving Credit Facility(7)	354	Floating	Secured	1.91%		2018/2019
Term Loan A	650	Floating	Secured	1.90%		2018/2019
Term Loan B	2,843	Floating	Secured	3.00%		2019/2021(9)
Total CCOC Facility Debt	$3,847			2.71%	1.8x
4.875% Senior Notes	850	Fixed	Unsecured	4.88%		2022
5.250% Senior Notes	1,650	Fixed	Unsecured	5.25%		2023
Capital Leases & Other Debt	147	Various	Various	Various		Various
Total HoldCo and other Debt	$2,647			5.12%	1.2x
Total Net Debt	$11,335			4.16%	5.3x
Preferred Stock, at liquidation value	978
Market Capitalization(10)	26,886
Firm Value(11)	$39,198

(1)	Represents the weighted-average stated interest rate.

(2)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(3)
If the Senior Secured Tower Revenue Notes 2010-2, and 2010-3 and Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 (“2010 Tower Revenue Notes”) are not paid in full on or prior to 2015, 2017 and 2020, as applicable, then Excess Cash Flow (as defined in the indenture) of the issuers (of such notes) will be used to repay principal of the applicable series and class of the 2010 Tower Revenue Notes, and additional interest (of an additional approximately 5% per annum) will accrue on the respective 2010 Tower Revenue Notes. The Senior Secured Tower Revenue Notes, 2010-2, and 2010-3 consist of two series of notes with principal amounts of $350 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 consist of three series of notes with principal amounts of $250 million, $300 million and $1.0 billion, having anticipated repayment dates in 2015, 2017 and 2020, respectively.

(4)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2030.

(5)
The Senior Secured Notes, Series 2009-1 consist of $96 million of principal as of September 30, 2014 that amortizes through 2019, and $70 million of principal as of September 30, 2014 that amortizes during the period beginning in 2019 and ending in 2029.

(6)
The anticipated repayment date is 2015 for each class of the WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1 ("WCP Securitized Notes"). If the WCP Securitized Notes are not repaid in full by their anticipated repayment dates, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence using the excess cash flows of the issuers of the WCP Securitized Notes.

(7)	As of September 30, 2014, the undrawn availability under the $1.5 billion Revolving Credit Facility is $1.1 billion.

(8)	Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(9)	As of September 30, 2014, approximately $570 million of the Term Loan B have 101 soft call until the next call date.

(10)	Market capitalization calculated based on $80.53 closing price and 333.9 million shares outstanding as of September 30, 2014.

(11)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)

% of Debt Outstanding
Fixed - Unsecured
Fixed - Secured
Floating - Unsecured
34%
44%
22%

(as of September 30, 2014; dollars in millions)
$20
$41
$532
$40
$40
$390
$841
$41
$925
$564
$17
$1,265
$1,015
$2,136
$4
$854
$4
$2,653
$4
$40
2H 2014
1H 2015
2H 2015
1H 2016
2H 2016
1H 2017
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
Thereafter
Fixed - Unsecured
Fixed - Secured
Floating - Unsecured

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW
(dollars in thousands)	September 30, 2014
Cash and cash equivalents(1)	$238,550
Undrawn revolving credit facility availability(2)	1,146,000
Restricted cash	142,824
Debt and other long-term obligations	11,573,678
Total equity	6,862,745

(1)	Exclusive of restricted cash.

(2)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our senior credit facilities ("2012 Credit Facility").

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of September 30, 2014
Maintenance Financial Covenants(2)
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.2x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		6.0x

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.2x

Financial covenants restricting ability to incur additional debt
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.6x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x	(3)	4.2x
2012 Credit Facility	CCOC	Holdings Leverage Ratio	≤ 7.00x	(4)	5.6x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		6.0x
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		3.9x

Financial covenants restricting ability to make investments
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.2x

(1)	As defined in the respective debt agreement.

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2012 Credit Facility.

(3)	Applicable for debt issued at CCOC or its subsidiaries.

(4)	Applicable for debt issued at CCIC or its subsidiaries.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of September 30, 2014
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	4.3x
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	1.4x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	4.5x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	4.3x
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	≥ 1.50x	(3)	1.4x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(3)	4.5x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)
The 2010 Tower Revenue Notes, WCP Securitized Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.15x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, or 2009 Securitized Notes, respectively.

(3)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Remaining three months,	Years Ended December 31,
(as of September 30, 2014; dollars in millions)	2014	2015	2016
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$7,570	$7,537	$7,518
Current Interest Payment Obligations(3)	93	369	368
Effect of 0.125% Change in Interest Rates(4)	—	1	2
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$3,835	$3,790	$3,728
Current Interest Payment Obligations(5)	26	107	136
Effect of 0.125% Change in Interest Rates(6)	—	2	2

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of September 30, 2014. Calculation takes into account any LIBOR floors in place and assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s net leverage ratio.

(6)
Interest expense calculated based on current interest rates using forward LIBOR assumptions until the stated maturity date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
During the first quarter of 2014, Crown Castle updated its definitions of FFO and AFFO. The updated definitions of FFO and AFFO are intended to reflect the recurring nature of Crown Castle's site rental business and assist in comparing Crown Castle’s performance with the performance of its public tower company peers. Under the updated calculation of AFFO, Crown Castle reflects the benefit of prepaid rent from customers over the weighted-average life of customer contracts rather than in the period in which the prepaid rent was received. The updates to the definition of FFO were primarily made to present the periods shown in a manner which is consistent with our commencement of operations as a REIT on January 1, 2014. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Unless otherwise noted, FFO and AFFO as set forth in this Supplement are presented based on the updated definitions. Crown Castle has provided reconciliations of the updated definitions of FFO and AFFO to the prior definitions on pages 35-37 of this Supplement.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less non controlling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.

Crown Castle International Corp.
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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS (continued)

FFO, as previously defined. Crown Castle defines FFO, as previously defined, as FFO plus non cash portion of tax provision, less asset write-down charges and non controlling interests.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gains (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
AFFO, as previously defined. Crown Castle defines AFFO, as previously defined, as AFFO plus prepaid rent received less amortization of prepaid rent.
AFFO payout ratio. Dividends per common share divided by AFFO per share.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Site Rental Gross Margins, as Adjusted. Crown Castle defines Site Rental Gross Margins, as Adjusted, as site rental gross margin as reported less straight-line revenues and straight-line expenses.
Organic Site Rental Gross Margins. Crown Castle defines Organic Site Rental Gross Margins as site rental gross margins, as reported less straight-line revenues, straight-line expenses, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Ground Lease Expense, as Adjusted. Crown Castle defines Ground Lease Expense, as Adjusted as ground lease expense, as reported, less straight line ground lease expense.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile non-GAAP financial measures to comparable GAAP financial measures and provide certain other calculations. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the three and nine months ended September 30, 2014 and 2013 is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2014	2013	2014	2013
Net income (loss)	$108,037	$46,468	$246,187	$116,582
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	5,275	3,893	11,144	10,705
Acquisition and integration costs	4,068	4,369	28,924	13,186
Depreciation, amortization and accretion	254,862	195,408	759,288	572,518
Amortization of prepaid lease purchase price adjustments	4,988	3,870	14,546	11,595
Interest expense and amortization of deferred financing costs(1)	141,287	142,016	432,221	446,641
Gains (losses) on retirement of long-term obligations	—	1	44,629	36,487
Interest income	(192)	(236)	(554)	(861)
Other income (expense)	678	631	9,477	753
Benefit (provision) for income taxes	482	33,959	86	88,254
Stock-based compensation expense	13,470	10,178	44,620	29,885
Adjusted EBITDA(2)	$532,955	$440,557	$1,590,568	$1,325,745

Adjusted EBITDA for the three months and years ended December 31, 2013 and 2012 is computed as follows:

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands)	2013	2012	2013	2012
Net income (loss)	$(22,680)	$(9,644)	$93,901	$200,888
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4,158	7,298	14,863	15,548
Acquisition and integration costs	12,820	6,186	26,005	18,298
Depreciation, amortization and accretion	201,697	175,843	774,215	622,592
Amortization of prepaid lease purchase price adjustments	3,878	3,866	15,473	14,166
Interest expense and amortization of deferred financing costs(1)	142,989	173,683	589,630	601,044
Gains (losses) on retirement of long-term obligations	641	117,388	37,127	131,974
Interest income	(494)	(3,529)	(1,355)	(4,556)
Other income (expense)	3,117	1,433	3,872	5,392
Benefit (provision) for income taxes	110,374	(70,623)	198,628	(100,061)
Stock-based compensation expense	11,904	12,018	41,788	47,382
Adjusted EBITDA(2)	$468,404	$413,919	$1,794,147	$1,552,667

(1)	See the reconciliation of “components of interest expense and amortization of deferred financing costs” herein.

(2)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the three months ended September 30, 2014 is computed as follows:

	Three Months Ended September 30, 2014
(dollars in thousands)	CCUSA	CCAL	Eliminations	Consolidated Total
Net income (loss)	$103,017	$5,020	$—	$108,037
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4,932	343	—	5,275
Acquisition and integration costs	4,068	—	—	4,068
Depreciation, amortization and accretion	247,206	7,656	—	254,862
Amortization of prepaid lease purchase price adjustments	4,988	—	—	4,988
Interest expense and amortization of deferred financing costs(1)	141,287	3,862	(3,862)	141,287
Gains (losses) on retirement of long-term obligations	—	—	—	—
Interest income	(107)	(85)	—	(192)
Other income (expense)	(3,168)	(16)	3,862	678
Benefit (provision) for income taxes	(1,977)	2,459	—	482
Stock-based compensation expense	13,358	112	—	13,470
Adjusted EBITDA(2)	$513,604	$19,351	$—	$532,955

Adjusted EBITDA for the quarter ending December 31, 2014 and the year ending December 31, 2014 is forecasted as follows:

	Q4 2014	Full Year 2014	Full Year 2015
(dollars in millions)	Outlook	Outlook	Outlook
Net income (loss)	$97 to $130	$342 to $375	$428 to $512
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$4 to $6	$15 to $17	$16 to $26
Acquisition and integration costs	$2 to $6	$31 to $35	$0 to $0
Depreciation, amortization and accretion	$252 to $257	$1,011 to $1,016	$1,007 to $1,027
Amortization of prepaid lease purchase price adjustments	$4 to $6	$18 to $20	$19 to $21
Interest expense and amortization of deferred financing costs(1)	$138 to $143	$571 to $576	$521 to $536
Gains (losses) on retirement of long-term obligations	$0 to $0	$45 to $45	$0 to $0
Interest income	$(1) to $1	$(2) to $0	$(2) to $0
Other income (expense)	$(1) to $1	$9 to $11	$1 to $3
Benefit (provision) for income taxes	$1 to $5	$1 to $5	$7 to $15
Stock-based compensation expense	$14 to $16	$59 to $61	$65 to $70
Adjusted EBITDA(2)	$538 to $543	$2,128 to $2,133	$2,126 to $2,146

(1)	See the reconciliation of “components of interest expense and amortization of deferred financing costs” herein.

(2)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

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The components of interest expense and amortization of deferred financing costs for the quarters ending September 30, 2014 and 2013 are as follows:

	Three Months Ended September 30,
(dollars in thousands)	2014	2013
Interest expense on debt obligations	$121,450	$121,246
Amortization of deferred financing costs	5,516	5,366
Amortization of adjustments on long-term debt	(892)	(971)
Amortization of interest rate swaps(1)	15,551	16,222
Other, net	(338)	153
Interest expense and amortization of deferred financing costs	$141,287	$142,016

The components of interest expense and amortization of deferred financing costs for the quarter ending December 31, 2014 and the year ending December 31, 2014 are forecasted as follows:

	Q4 2014	Full Year 2014	Full Year 2015
(dollars in millions)	Outlook	Outlook	Outlook
Interest expense on debt obligations	$121 to $123	$492 to $494	$488 to $498
Amortization of deferred financing costs	$6 to $7	$22 to $23	$21 to $23
Amortization of adjustments on long-term debt	$(1) to $0	$(4) to $(3)	$(4) to $(2)
Amortization of interest rate swaps (1)	$14 to $16	$62 to $64	$16 to $21
Other, net	$0 to $0	$(1) to $(1)	$(2) to $0
Interest expense and amortization of deferred financing costs	$138 to $143	$571 to $576	$521 to $536

(1)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Crown Castle International Corp.
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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three and nine months ended September 30, 2014 and 2013 are computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except share and per share amounts)	2014	2013	2014	2013
Net income	$108,037	$46,468	$246,187	$116,582
Real estate related depreciation, amortization and accretion	249,994	192,707	743,898	562,501
Asset write-down charges	5,275	3,893	11,144	10,705
Adjustment for noncontrolling interest(1)	(1,100)	(632)	(3,744)	(2,925)
Dividends on preferred stock	(10,997)	—	(32,991)	—
FFO(3)	$351,211	$242,436	$964,496	$686,862

FFO (from above)	$351,211	$242,436	$964,496	$686,862
Adjustments to increase (decrease) FFO:
Straight-line revenue	(46,752)	(53,294)	(149,692)	(169,612)
Straight-line expense	24,954	20,604	78,750	61,883
Stock-based compensation expense	13,470	10,178	44,620	29,885
Non-cash portion of tax provision(4)	(2,628)	32,510	(7,513)	83,318
Non-real estate related depreciation, amortization and accretion	4,868	2,701	15,389	10,017
Amortization of non-cash interest expense	19,837	20,771	61,322	78,242
Other (income) expense	678	631	9,477	753
Gains (losses) on retirement of long-term obligations	—	1	44,629	36,487
Acquisition and integration costs	4,068	4,369	28,924	13,186
Adjustment for noncontrolling interest(1)	1,100	632	3,744	2,925
Capital improvement capital expenditures	(7,911)	(3,741)	(16,240)	(9,454)
Corporate capital expenditures	(12,474)	(6,478)	(28,216)	(17,724)
AFFO(2)	$350,418	$271,319	$1,049,687	$806,768
Weighted average common shares outstanding — diluted	333,241	291,378	333,020	292,043
AFFO per share(2)	$1.05	$0.93	$3.15	$2.76

AFFO (from above)	$350,418	$271,319	$1,049,687	$806,768
Prepaid rent received	81,240	63,940	233,070	153,630
Amortization of prepaid rent	(27,541)	(17,105)	(69,055)	(47,057)
AFFO, as previously defined(2)	$404,116	$318,154	$1,213,702	$913,340

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the definitions of FFO and AFFO.

(3)
FFO, as previously defined, for Q3 and year to date 2014 was $344.4 million and $949.6 million respectively, which is exclusive of the net impact from the update of the definition of $(6.8) million and $(14.9) million, respectively, which amount includes the adjustment for non-cash portion of tax provision and excludes the adjustments for asset write-down charges and noncontrolling interests. FFO, as previously defined, for Q3 and year to date 2013 was previously reported as $271.7 million and $762.4 million, respectively, which is exclusive of the net impact from the update of the definition of $29.3 million and $75.5 million, respectively, which amount includes the adjustment for non-cash portion of tax provision and excludes the adjustments for asset write down charges and noncontrolling interests.

(4)
Adjusts the income tax provision for 2013 to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the years ended December 31, 2013 and 2012 are computed as follows:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2013	2012
Net income	$93,901	$200,888
Real estate related depreciation, amortization and accretion	761,070	601,372
Asset write-down charges	14,863	15,548
Adjustment for noncontrolling interest(1)	(3,790)	(12,304)
Dividends on preferred stock	—	(2,481)
FFO(3)	$866,043	$803,023

FFO (from above)	$866,043	$803,023
Adjustments to increase (decrease) FFO:
Straight-line revenue	(218,631)	(251,327)
Straight-line expense	80,953	54,069
Stock-based compensation expense	41,788	47,382
Non-cash portion of tax provision(2)	191,729	(106,742)
Non-real estate related depreciation, amortization and accretion	13,145	21,220
Amortization of non-cash interest expense	99,244	109,337
Other (income) expense	3,872	5,392
Gains (losses) on retirement of long-term obligations	37,127	131,974
Net gain (loss) on interest rate swaps	—	—
Acquisition and integration costs	26,005	18,298
Adjustment for noncontrolling interest(1)	3,790	12,304
Capital improvement capital expenditures	(19,312)	(21,647)
Corporate capital expenditures	(28,409)	(15,459)
AFFO(3)	$1,097,347	$807,823
Weighted average common shares outstanding — diluted	299,293	291,270
AFFO per share(3)	$3.67	$2.77

AFFO (from above)	$1,097,347	$807,823
Prepaid rent received	241,451	117,419
Amortization of prepaid rent	(66,728)	(41,592)
Dividends on preferred stock	—	2,481
AFFO, as previously defined(3)	$1,272,070	$886,131

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Terms" herein for a discussion of the definitions of FFO and AFFO.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended December 31, 2013 and 2012 are computed as follows:

	Three Months Ended December 31,
(in thousands of dollars, except share and per share amounts)	2013	2012
Net income	$(22,681)	$(9,644)
Real estate related depreciation, amortization and accretion	198,569	170,484
Asset write-down charges	4,158	7,299
Adjustment for noncontrolling interest(1)	(866)	(9,861)
FFO(3)	$179,181	$158,278

FFO (from above)	$179,181	$158,278
Adjustments to increase (decrease) FFO:
Straight-line revenue	(49,019)	(62,595)
Straight-line expense	19,071	16,087
Stock-based compensation expense	11,904	12,018
Non-cash portion of tax provision(2)	108,411	(72,538)
Non-real estate related depreciation, amortization and accretion	3,128	5,359
Amortization of non-cash interest expense	21,003	35,690
Other (income) expense	3,117	1,433
Gains (losses) on retirement of long-term obligations	641	117,388
Acquisition and integration costs	12,820	6,186
Adjustment for noncontrolling interest(1)	866	9,861
Capital improvement capital expenditures	(9,858)	(10,928)
Corporate capital expenditures	(10,685)	(7,174)
AFFO(3)	$290,579	$209,064
Weighted average common shares outstanding — diluted	319,634	292,470
AFFO per share(3)	$0.91	$0.71

AFFO (from above)	$290,579	$209,064
Prepaid rent received	87,822	46,548
Amortization of prepaid rent	(19,671)	(12,582)
AFFO, as previously defined(3)	$358,730	$243,031

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Terms" herein for a discussion of the definitions of FFO and AFFO.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarter ending December 31, 2014 and the years ending December 31, 2014 and December 31, 2015 are forecasted as follows:

	Q4 2014	Full Year 2014	Full Year 2015
(in millions of dollars, except share and per share amounts)	Outlook	Outlook	Outlook
Net income	$97 to $130	$342 to $375	$428 to $512
Real estate related depreciation, amortization and accretion	$248 to $251	$992 to $995	$990 to $1,005
Asset write-down charges	$4 to $6	$15 to $17	$16 to $26
Adjustment for noncontrolling interest(1)	$(2) to $2	$(6) to $(2)	$(6) to $2
Dividends on preferred stock	$(11) to $(11)	$(44) to $(44)	$(44) to $(44)
FFO(3)	$353 to $358	$1,317 to $1,322	$1,429 to $1,449

FFO (from above)	$353 to $358	$1,317 to $1,322	$1,429 to $1,449
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(49) to $(44)	$(198) to $(193)	$(144) to $(129)
Straight-line expense	$23 to $28	$102 to $107	$87 to $102
Stock-based compensation expense	$14 to $16	$59 to $61	$65 to $70
Non-cash portion of tax provision	$(2) to $3	$(10) to $(5)	$(5) to $10
Non-real estate related depreciation, amortization and accretion	$4 to $6	$19 to $21	$17 to $22
Amortization of non-cash interest expense	$19 to $23	$79 to $83	$31 to $42
Other (income) expense	$(1) to $1	$9 to $11	$1 to $3
Gains (losses) on retirement of long-term obligations	$0 to $0	$45 to $45	$0 to $0
Acquisition and integration costs	$2 to $6	$31 to $35	$0 to $0
Adjustment for noncontrolling interest(1)	$2 to $(2)	$6 to $2	$6 to $(2)
Capital improvement capital expenditures	$(15) to $(13)	$(32) to $(30)	$(38) to $(33)
Corporate capital expenditures	$(18) to $(16)	$(47) to $(45)	$(47) to $(42)
AFFO(3)	$346 to $351	$1,396 to $1,401	$1,437 to $1,457
Weighted-average common shares outstanding—diluted(2)	333.2	333.2	333.2
AFFO per share(3)	$1.04 to $1.05	$4.19 to $4.20	$4.31 to $4.37

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)	Based on 333.2 million diluted shares outstanding as of September 30, 2014.

(3)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of the definitions of FFO and AFFO.

Crown Castle International Corp.
Third Quarter 2014

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net Debt to Last Quarter Annualized EBITDA calculation:

	Nine Months Ended September 30,
(dollars in millions)	2014	2013
Total face value of debt	$11,573.1	$10,768.5
Ending cash and cash equivalents	238.6	218.6
Total Net Debt	$11,334.5	$10,549.9

Adjusted EBITDA for the three months ended September 30,	$533.0	$440.6
Last quarter annualized adjusted EBITDA	2,131.8	1,762.2
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.3x	6.0x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended September 30,
(dollars in thousands)	2014	2013
Adjusted EBITDA	$532,955	$440,557
Interest expense on debt obligations	121,450	121,246
Interest Coverage Ratio	4.4x	3.6x

AFFO Payout Ratio Calculation:

Three Months Ended September 30,
(per share)	2014
Dividend per share	$0.35
AFFO per share	$1.05
AFFO Payout Ratio	33%